EXHIBIT 99.1
MEDIA CONTACTS:
David Graves, Dwayne Cox
(512) 723-5858, (512) 728-6236
david_graves@dell.com
dwayne_cox@dell.com
INVESTOR CONTACTS:
Lynn Tyson, Rob Williams
(512) 723-1130, (512) 728-7570
lynn_tyson@dell.com
rob_williams@dell.com
DELL PLANS TO ACQUIRE SILVERBACK TECHNOLOGIES, INC
ROUND ROCK, Texas, July 18, 2007 — Dell announced today it has entered into an agreement to acquire privately-held SilverBack Technologies, Inc., a service delivery platform provider for remote monitoring and management of information technology infrastructure such as servers, storage, networks, desktops and notebooks. Dell plans to leverage SilverBack Technologies, Inc. into its operations as part of its ongoing strategy of IT simplification.
     Terms were not disclosed and the purchase will not be final until all closing conditions are met. SilverBack Technologies, Inc. is based in Billerica, Mass.
     For more information on Dell services, visit www.dell.com/services.
About Dell
     Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.
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